Exhibit 10.1
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (the “Agreement”) entered into on March 30, 2011, by and among Welltek Incorporated, a Nevada corporation (the “Buyer”), and the shareholders of Stem Cells for Hope, Inc. (the “Sellers”). The Buyer and the Sellers are referred to collectively herein as the “Parties.”
The Sellers own all of the outstanding capital stock of Stem Cells for Hope, Inc., a Nevada corporation (“Stem Cells for Hope”), referred to herein as the (“Target”).
This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, one hundred percent (100%) of the outstanding capital stock of the Target, all of which is owned by Sellers in return for shares of common stock of Buyer, upon the terms and conditions set forth herein.
Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.
1. Definitions.
“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.
“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.
“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.
“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local or foreign law.
“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.
“Buyer” has the meaning set forth in the preface above.
“Buyer Financial Statements” has the meaning set forth in §3(b) of this Agreement.
“Buyer SEC Documents” has the meaning set forth in §3(b) of this Agreement.
“Buyer Shares” means any and all restricted shares of common stock of Buyer transferred or transferable to Sellers pursuant to the terms and provisions in §2(b) of this Agreement.

“Closing” has the meaning set forth in §2(e) of this Agreement.
“Closing Date” has the meaning set forth in §2(e) of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidential Information” means any information concerning the businesses and affairs of the Buyer, the Target and their Subsidiaries, including, but not limited to, their trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning their products, services, training methods, development, technical information, marketing activities and procedures, and their credit and financial data and that of their clients. The term “Confidential Information” shall not include information that is generally available to the public through means other than the breach of a confidentiality or nondisclosure agreement.
“Disclosure Schedule” has the meaning set forth in Section 3(a) of this Agreement, and is attached hereto as Exhibit A.
“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.
“Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).
“Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).
“Employment Agreements” shall mean the form of the Employment Agreements attached hereto as Exhibit B-1, to be executed at the Closing by and between the Buyer and Sellers.
“Environmental, Health, and Safety Requirements” shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Fiduciary” has the meaning set forth in ERISA §3(21).
“Financial Statement” has the meaning set forth in §4(g) of this Agreement.

“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.
“Indebtedness” means the term accounts payable item identified in the Most Recent Financial Statement as a long-term liability, attached to the Disclosure Schedule as Schedule C.
“Indemnified Party” has the meaning set forth in §8(d) of this Agreement.
“Indemnifying Party” has the meaning set forth in §8(d) of this Agreement.
“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).
“Knowledge” means actual knowledge after reasonable investigation.
“Liability” means any actually known liability or any actually known asserted liability by any third party (whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any actually known liability or any actually known asserted liability for Taxes.
“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.
“Most Recent Financial Statements” has the meaning set forth in §4(g) of this Agreement.
“Most Recent Fiscal Month End” has the meaning set forth in §4(g) of this Agreement.
“Most Recent Fiscal Year End” has the meaning set forth in §4(g) of this Agreement.
“Multiemployer Plan” has the meaning set forth in ERISA §3(37).
“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).
“Purchase Price” has the meaning set forth in §2(b) below.
“Revenues” means the annual gross sales of the Target for all services provided to customers.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, material men’s, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.
“Sellers” has the meaning set forth in the preface above.
“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.
“Target” has the meaning set forth in the preface above.
“Target Share” means any share of the common stock of the Target.
“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Third Party Claim” has the meaning set forth in §8(d) below.
2. Purchase and Sale of Target Shares.
(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agrees to sell to the Buyer, theirs Target Shares, which constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of Target, for the consideration specified below in this §2.

(b) Purchase Price. The Buyer agrees to pay to the Sellers (the “Purchase Price”) in stock at Closing of Fifteen Million (15,000,000) shares of common stock of Buyer, which shares shall contain a standard restrictive legend.
(c) Conditions. Upon Closing, Vladimir Kravchenko will be elected to the Board of Directors of WellTek, Inc. In addition, Vladimir Kravchenko will be appointed President and Peter Sidorenko will be appointed Senior Vice President, Operations of WellTek, Inc.
(d) The Closing. The Closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Roetzel & Andress, LPA, at 350 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301, commencing at 9:00 a.m. local time on the 2nd business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no later than April 5, 2011.
(e) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in §7(a) of this Agreement, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in §7(b) of this Agreement, (iii) the Sellers will deliver to the Buyer stock certificates representing his Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Sellers the Purchase Price as set forth in §2(b) of this Agreement.
3. Representations and Warranties Concerning the Transaction.
(a) Representations and Warranties of the Sellers. The Sellers represent and warrant to the Buyer that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(a)) except as set forth in the Disclosure Schedule delivered on the date hereof and initialed by the Parties, and attached hereto as Exhibit A. The statements contained in the Disclosure Schedule are incorporated in the representations and warranties contained in this Section 3(a) by this reference. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Section 3 and Section 4 as applicable.
(i) [Intentionally Omitted]
(ii) Authorization of Transaction. The Sellers have full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(iii) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Sellers is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Sellers is a party or by which he is bound or to which any of his assets is subject.
(iv) Brokers’ Fees. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.
(v) Investment. The Sellers (A) are acquiring the Buyer Shares solely for theirs own account for investment purposes, and not with a view to the immediate distribution thereof, (B) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, and (C) are Accredited Investors as that term is defined in Regulation D of the Securities and Exchange Act of 1933, as amended.
(vi) Target Shares. The Sellers hold of record and own beneficially 15,000,000 Target Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Sellers are not a party to any option, warrant, purchase right, or other contract or commitment that could require the Sellers to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Sellers are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.
(b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this §3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(b)), except as set forth in the Disclosure Schedule attached hereto. The statements contained in the Disclosure Schedule are incorporated in the representations and warranties contained in this Section 3(b) by this reference.
(i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to consummate the transaction provided herein and to perform its obligations hereunder. The Board of Directors of the Buyer have duly authorized by proper corporate action the execution and delivery of this Agreement by the Buyer. If shareholder approval is required, the shareholders of the Buyer have duly authorized by proper corporate action the execution and delivery of this Agreement by the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.
(iii) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.
(iv) Brokers’ Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Sellers could become liable or obligated.
(v) Investment. The Buyer represents that it (A) understands that the Target Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Target Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, and is knowledgeable regarding the business of the Target, (D) has had an opportunity to ask questions and receive answers from the Sellers regarding the business, properties, prospects and financial condition of the Target, has received certain information concerning the Target, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Target Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Target Shares, and (F) is an Accredited Investor. Buyer believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Target Shares. By executing this Agreement, Buyer further represents that Buyer does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Target Shares or the Target, other than the Sellers.

(vi) Buyer Shares; SEC Documents; Financial Statements; Disclosures. The Buyer has filed with the SEC and has made available to the Sellers a true and complete copy of each annual, quarterly and other material report, schedule, form, registration statement (without exhibits) and definitive proxy statement required to be filed by the Buyer with the Securities and Exchange Commission (the “SEC”) since September 30, 2010, (the “Buyer SEC Documents”). As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the published rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer SEC Document. The financial statements of the Buyer included in the Buyer SEC Documents (the “Buyer Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under the Securities Act or the Securities Exchange Act, as the case may be), and fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Buyer and its consolidated subsidiaries as of the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited financial statements, to normal and recurring year-end audit adjustments). There has been no material change in the Buyer’s accounting policies or estimates, except as described in the notes to the Buyer Financial Statements or as required by GAAP. The Buyer has provided the Sellers with all the information that the Sellers has requested regarding the business of the Buyer and the Buyer Shares.
4. Representations and Warranties Concerning the Target and Its Subsidiaries. The Sellers represent and warrant to the Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in the Disclosure Schedule. The statements contained in the Disclosure Schedule are incorporated in the representations and warranties contained in this Section 4 by this reference.
(a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Target and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. §4(a) of the Disclosure Schedule lists the directors and officers of the Target and its Subsidiaries. The Sellers has delivered to the Buyer correct and complete copies of the charter and bylaws of the Target and its Subsidiaries (as amended to date). The minute books (containing the available records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target and its Subsidiaries are correct and complete. None of the Target and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.
(b) Capitalization. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the person as set forth in §4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

(c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.
(d) Brokers’ Fees. None of the Target and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.
(e) Title to Assets. The Target and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.
(f) Subsidiaries. §4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Target and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Target, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Target and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target. None of the Target and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Target.

(g) Financial Statements. Attached hereto as Schedule 4(g) are the following financial statements (collectively the “Financial Statements”): (i) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal year ended September 30, 2010 (the “Most Recent Fiscal Year End”) for the Target (including and predecessors); and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the five (5) months ended February 28, 2011 (the “Most Recent Fiscal Month End”) for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.
(h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, to the Sellers’s Knowledge, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Target and its Subsidiaries. Without limiting the generality of the foregoing, since that date neither the Target nor any Subsidiary has:
(i) sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;
(ii) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;
(iii) accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which any of the Target is a party or by which any of them is bound;
(iv) imposed any Security Interest upon any of its assets, tangible or intangible;
(v) made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;
(vi) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

(vii) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $20,000 in the aggregate;
(viii) delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;
(ix) cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;
(x) granted any license or sublicense of any rights under or with respect to any Intellectual Property;
(xi) made any change to its charter or bylaws;
(xii) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;
(xiii) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;
(xiv) experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;
(xv) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;
(xvi) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;
(xvii) granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;
(xviii) adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);
(xix) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;
(xx) made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xxi) been the subject of any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business; and
(xxii) committed to any of the foregoing.
(i) Undisclosed Liabilities. None of the Target, its Subsidiaries and their respective predecessors have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).
(j) Legal Compliance. The Target, its Subsidiaries, and their respective predecessors have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.
(k) Tax Matters.
(i) the Target and its Subsidiaries have filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Target and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.
(ii) the Target and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
(iii) the Sellers does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Target and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Target has Knowledge based upon personal contact with any agent of such authority. §4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Target and its Subsidiaries for taxable periods ended on or after January 1, 2009, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since January 1, 2009.

(iv) neither the Target nor any Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(v) neither the Target nor any Subsidiaries have filed a consent under Code §341(f) concerning collapsible corporations. Neither the Target nor any Subsidiaries have made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code §280G. Neither the Target nor any Subsidiaries have been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). Neither the Target nor any Subsidiaries are a party to any Tax allocation or sharing agreement. Neither the Target nor any Subsidiaries (A) have been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) have any Liability for the Taxes of any Person (other than any of the Target and its Subsidiaries) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
(l) Real Property.
(i) The Target owns no real property.
(ii) §4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Target. The Sellers has delivered to the Buyer correct and complete copies of the leases and subleases listed in §4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in §4(l)(ii) of the Disclosure Schedule:
(A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;
(B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;
(C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;
(D) no party to the lease or sublease has repudiated any provision thereof;
(E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;
(G) neither the Target nor its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;
(H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and
(I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.
(m) Intellectual Property.
(i) the Target and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Target and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by any of the Target and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Target or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder §4(m) of the Disclosure Schedule list of the Target’s Intellectual Property.
(ii) Neither the Target nor its Subsidiaries have received any charge, complaint, demand, or notice that the Target has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. To the Knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Target and its Subsidiaries.
(iii) No patent or registration has been issued to any of the Target and its Subsidiaries with respect to any of its Intellectual Property and no pending patent application or application for registration has been filed by any of the Target and its Subsidiaries has made with respect to any of its Intellectual Property. §4(m)(iii) of the Disclosure Schedule identifies each trade name or unregistered trademark used by any of the Target and its Subsidiaries in connection with any of its businesses. To the Sellers’ Knowledge, with respect to each item of Intellectual Property required to be identified in §4(m)(iii) of the Disclosure Schedule:
(A) the Target possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;
(B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and
(D) none of the Target and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.
(iv) There are no written licenses, sublicenses, agreements or permissions applicable to the Target’s use of the Target’s Intellectual Property.
(v) None of the Target and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.
(vi) The Sellers has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Target and its Subsidiaries.
(n) Tangible Assets. The Target and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.
(o) Inventory. The Target does not have any inventory.
(p) Contracts. §4(p) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Target and its Subsidiaries is a party:
(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;
(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Target and its Subsidiaries, or involve consideration in excess of $10,000;
(iii) any agreement concerning a partnership or joint venture;
(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v) any agreement concerning confidentiality or non-competition;
(vi) any agreement with any of the Sellers and their Affiliates (other than the Target and its Subsidiaries);
(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;
(viii) any collective bargaining agreement;
(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing severance benefits;
(x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;
(xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Target and its Subsidiaries; or
(xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.
A correct and complete copy of each written agreement listed in the Disclosure Schedule (as amended to date) is attached to Schedule 4(p). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.
(q) Notes and Accounts Receivable. All notes and accounts receivable of the Target and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries.
(r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target and its Subsidiaries.

(s) Litigation. §4(s) of the Disclosure Schedule sets forth each instance of which any of the Target and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The Sellers has no Knowledge that any action, suit, proceeding, hearing, or investigation arising from or relating to matters not identified in the Disclosure Schedule may be brought or threatened against any of the Target and its Subsidiaries.
(t) Employees. No executive, key employee, or group of employees has any plans to terminate employment with any of the Target and its Subsidiaries. None of the Target and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Target and its Subsidiaries have committed any unfair labor practice.
(u) Employee Benefits. The Target is not a party to any Employee Benefit Plan.
(v) Disclosure. The representations and warranties contained in this §4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this §4 not misleading.
5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.
(a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §7 below).
(b) Notices and Consents. The Sellers will cause the Target to give any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in §4(c) above. Each of the Parties will (and the Sellers will cause the Target to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(a)(ii), §3(b)(ii), and §4(c) above.
(c) Operation of Business. The Sellers will not cause or permit any of the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.
(d) Preservation of Business. The Sellers will cause the Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.
(e) Full Access. The Sellers will permit, and the Sellers will cause the Target to permit, representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target.

(f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in §4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in §3 above. No disclosure by any Party pursuant to this §5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.
(g) Exclusivity. The Sellers will not (and the Sellers will not cause or permit any of the Target and its Subsidiaries to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.
(h) Audit. Sellers shall use its best efforts to take all actions and to do all things necessary to allow the successful completion, pursuant to the rules and regulations of the SEC, of an audit of the books and records of Target, to be performed by a certified public accounting firm of Buyer’s choice.
6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.
(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under §8 below). The Sellers acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target. Buyer will make those documents available to Sellers for any reasonable purpose.
(b) Confidentiality. The Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Sellers will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this §6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Sellers may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Sellers shall use his reasonable best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

(c) Non-Compete Sellers agrees to abide by the terms of paragraph 7, Covenant Not to Compete, contained in his Employment Agreement. Said Employment Agreement is hereby incorporated by reference and made a part of this Agreement.
7. Conditions to Obligation to Close.
(a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:
(i) the representations and warranties set forth in §3(a) and §4 above shall be true and correct in all material respects at and as of the Closing Date;
(ii) the Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;
(iii) the Target and its Subsidiaries shall have procured all of the third party consents specified in §5(b) above;
(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Target and its Subsidiaries, or (D) affect adversely the right of any of the Target and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
(v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in §7(a)(i)-(iv) is satisfied in all respects;
(vi) the Sellers and the Buyer shall have entered into the Employment Agreements attached hereto and the same shall be in full force and effect; and
(vii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this §7(a) if it executes a writing so stating at or prior to the Closing.
(b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:
(i) the representations and warranties set forth in §3(b) above shall be true and correct in all material respects at and as of the Closing Date;
(ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;
(iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Sellers to own the Buyer Shares (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
(iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in §7(b)(i)-(iii) is satisfied in all respects;
(v) the Sellers and the Buyer shall have entered into the Employment Agreement attached hereto and the same shall be in full force and effect; and
(vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.
The Sellers may waive any condition specified in this §7(b) if they execute a writing so stating at or prior to the Closing.
8. Remedies for Breaches of This Agreement.
(a) Survival of Representations, Warranties and Covenants. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for one (1) year thereafter (subject to any applicable statutes of limitations). The provisions of Section 2 of this Agreement and the covenants of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for as long as they remain applicable.
(b) Indemnification Provisions for Benefit of the Buyer. Subject to the terms of subparagraph 8(f), the Sellers shall defend, indemnify and hold the Buyer harmless from and against any and all claims, demands, costs, expenses, including attorneys’ fees and court costs, damages, lawsuits, actions, causes of action, assessments, judgments, liabilities and losses, arising from or relating to the breach by Sellers or the Target of any warranty, representation, or covenant in this Agreement. The Sellers’s liability under this provision shall not exceed the amounts that the Sellers received in payment of the Purchase Price.

(c) Indemnification Provisions for Benefit of the Sellers. The Buyer shall defend, indemnify and hold the Sellers harmless from and against any and all claims, demands, costs, expenses, including attorneys’ fees and court costs, damages, lawsuits, actions, causes of action, assessments, judgments, liabilities and losses, arising from or relating to the Buyer’s breach of any warranty, representation, or covenant in this Agreement.
(d) Matters Involving Third Parties.
(i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this §8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.
(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.
(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with §8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in §8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §8.
(e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Target, its Subsidiaries, or the transactions contemplated by this Agreement. The Sellers hereby agrees that he will not make any claim for indemnification against any of the Target and its Subsidiaries by reason of the fact that he was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Sellers arising from the Sellers’s alleged breach of this Agreement.
(f) Absence of Undisclosed Liabilities. All of the Liabilities of the Target are fully reflected or provided for on, or disclosed in the notes to, the balance sheets included in the Financial Statements, and there are no such other Liabilities that would be required to be disclosed on a balance sheet as of the Closing Date in accordance with GAAP, except (i) Liabilities incurred in the ordinary course of business since the date of the balance sheet provided at Closing, (ii) Liabilities permitted or contemplated by this Agreement, and (iii) Liabilities expressly disclosed on the Schedules delivered hereunder. In the event that such undisclosed liabilities are discovered following the closing date of this transaction, the parties agree that Sellers’s liability for such undisclosed liabilities shall exclude undisclosed liabilities of $125,000 in the aggregate. Sellers’s liability for undisclosed liabilities in excess of this $125,000 exclusion shall not exceed $500,000, except in the case of material misrepresentation or fraud by the Sellers.

9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:
Cooperation on Tax Matters.
Buyer, the Target and its Subsidiaries and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Target and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records.
10. Termination.
(a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:
(i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;
(ii) the Buyer may terminate this Agreement by giving written notice to the Sellers on or before the 30th day following the date of this Agreement time prior to the Closing if the Buyer is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Target;
(iii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 10, 2011, by reason of the failure of any condition precedent under §7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and
(iv) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 10, 2011, by reason of the failure of any condition precedent under §7(b) hereof (unless the failure results primarily from the Sellers himself breaching any representation, warranty, or covenant contained in this Agreement).
(b) Effect of Termination. If any Party terminates this Agreement pursuant to §10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11. Miscellaneous.
(a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer.
(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.
(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).
(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers:	Vladimir Kravchenko
Stem Cells for Hope, Inc.
8 Brookline Court
Wading River, NY 11792

If to the Buyer:	Welltek Incorporated
1030 North Orange Avenue
Suite 300
Orlando, Florida 32801

With a copy to:	Joel D. Mayersohn, Esq.
Roetzel & Andress, LPA
350 East Las Olas Boulevard
Suite 1150
Fort Lauderdale, Florida 33301

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.
(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
(k) Expenses. The Buyer shall bear all reasonable costs and expenses (including legal fees and expenses) incurred by the Sellers in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.
(l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
(n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement and the documents executed in connection with the Closing of the transaction contemplated herein are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.
(o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Orange County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.
[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

Welltek Incorporated
By:	/s/ Mark Szporka
	Name:	Mark Szporka
	Title:	Chief Financial Officer

Stem Cells for Hope, Inc.
By:	/s/ Vladimir Kravchenko
	Name:	Vladimir Kravchenko
	Title:	Chief Executive Officer

Exhibit 10.1
Exhibit A
Disclosure Schedule

Exhibit 10.1
Exhibit A
Document List

Exhibit 10.1
Exhibit B
Employment Contracts